United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             March 6, 2007
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01     Other Events.

On March 6, 2007, Overseas Shipholding Group, Inc. ("OSG") issued a press release announcing that OSG has entered into a definitive agreement with Bender Shipbuilding & Repair Co., Inc. to build three new Articulated Tug Barges ("ATBs"), each with a carrying capacity of approximately 290,000 barrels, for operation within the U.S. Jones Act market. The total construction cost, including owner-furnished equipment, will be approximately $90 million for each ATB unit. The units are scheduled to be delivered from late 2009 through late 2010.

Section 9 - Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

(d) Press Release of OSG dated March 6, 2007.

Exhibit No.	Description
99.1	Press Release of OSG dated March 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

Date: March 7, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of OSG dated March 6, 2007